SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 31, 2003

MET-PRO CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

PENNSYLVANIA(formerly Delaware)	001-07763	23-1683282
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

160 CASSELL ROAD, HARLEYSVILLE, PA	19438
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (215)723-6751

Item 5.	OTHER EVENTS.

On July 31, 2003, Met-Pro Corporation (“Met-Pro” or the “Company”) changed its state of incorporation from Delaware to Pennsylvania. The taking of this action was approved by the affirmative vote of the holders of more than a majority of the Company’s outstanding shares of Common Stock at the Company’s annual meeting of stockholders held on June 11, 2003. This action was accomplished by merging the Delaware corporation known as Met-Pro Corporation (“Met-Pro Delaware”) with and into Met-Pro Pennsylvania, Inc. (“Met-Pro Pennsylvania”), a Pennsylvania corporation and a wholly-owned subsidiary of Met-Pro Delaware, with Met-Pro Pennsylvania being the surviving entity. In connection with the merger, Met-Pro Pennsylvania changed its name to Met-Pro Corporation. Pursuant to the terms of the Agreement and Plan of Merger, each share of common stock of Met-Pro Delaware, par value $0.10, was converted into one common share, par value $0.10, of Met-Pro Pennsylvania.

This Form 8-K is being filed pursuant to paragraph (f) of Rule 12g-3 under the Securities Exchange Act of 1934 by the successor issuer. Upon consummation of the reincorporation described above, Met-Pro Pennsylvania’s common shares are deemed to be registered under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder.

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (C)  EXHIBITS

2 (c)	Agreement and Plan of Merger dated July 31, 2003 by and between Met-Pro Corporation, a Delaware corporation, and Met-Pro Pennsylvania, Inc., a Pennsylvania corporation
3 (f)	Articles of Incorporation of Met-Pro Corporation, a Pennsylvania corporation formerly known as Met-Pro Pennsylvania, Inc.
3 (g)	Bylaws of Met-Pro Corporation, a Pennsylvania corporation formerly known as Met-Pro Pennsylvania, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 6, 2003
MET-PRO CORPORATION

By: /s/ Gary J. Morgan
Gary J. Morgan
Vice President of Finance,
Secretary and Treasurer, Chief
Financial Officer and Director